UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2004

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 22, 2004, New Century Financial Corporation (“New Century”) issued a press release announcing its financial results for the quarter ended March 31, 2004. The press release was furnished pursuant to Item 5 and Item 12 of the current report filed by New Century on April 22, 2004 and was attached as Exhibit 99.1 to that current report.

Subsequent to the issuance of the earnings release, New Century determined that the diluted earnings per share, or diluted EPS, reported in that press release did not reflect all of the necessary adjustments required by generally accepted accounting principles (“GAAP”) with respect to New Century’s convertible senior notes. The $2.03 diluted EPS initially reported for the first quarter 2004 assumed the conversion of the notes into approximately 6.0 million shares, but did not include a corresponding adjustment required by GAAP to reflect the after-tax impact of the interest expense and amortization of debt issuance costs recorded with respect to the notes. When this impact was properly reflected, New Century’s diluted EPS for the first quarter 2004 increased by $0.03 to $2.06. The adjustment had no effect on New Century’s reported net earnings or basic EPS.

On May 10, 2004, New Century will file with the Securities and Exchange Commission its quarterly report on Form 10-Q for the quarter ended March 31, 2004. Note 12 to the unaudited condensed consolidated financial statements included in the 10-Q filing will include a computation of the revised diluted EPS for the first quarter 2004.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

May 7, 2004	By:	/s/ Robert K. Cole
Robert K. Cole
Chairman and Chief Executive Officer